MILTOPE GROUP INC.



          1995 Stock Option and Performance Award Plan

                     INCENTIVE STOCK OPTION

                           Granted To





                       Thomas R. Dickinson
                     -----------------------
                            Optionee





    50,000                                     $1.75
-----------------                   ----------------------------
Number  of Shares                   Price per Share (Fair  Market
Value on Date                       of Grant)



DATE GRANTED:   January 14, 1999   EXPIRATION DATE: January  14, 2009
                ----------------                    -----------------

                INCENTIVE STOCK OPTION AGREEMENT
                --------------------------------

     AGREEMENT made as of this 14th day of January 1999 between MILTOPE GROUP INC., a Delaware corporation (hereinafter referred to as the "Company"), and THOMAS DICKINSON residing at 1827 Ridge Avenue, Apt. 6, Montgomery, AL 36106 (hereinafter referred to as the "Employee").


                      W I T N E S S E T H:
                      - - - - - - - - - -
     WHEREAS, the Company desires, in connection with the employment of the Employee and in accordance with its 1995 Stock Option and Performance Award Plan (the "Plan"), to provide the Employee with an opportunity to acquire Common Stock, $.01 par value (hereinafter referred to as "Common Stock"), of the Company on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Company;

     NOW, THEREFORE, in consideration of the premises, the mutual
covenants   herein  set  forth  and  other  good   and   valuable
consideration, the Company and the Employee hereby agree as follows:

     1. Confirmation of Grant of Option. Pursuant to a determination by the Stock Option Committee of the Board of Directors of the Company authorized to administer the Plan, made on January 14, 1999 (the "Date of Grant") the Company, subject to the terms of the Plan and this Agreement, hereby confirms that the Employee has been granted as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase (hereinafter referred to as the "Option") an aggregate of 50,000 shares of Common Stock, subject to adjustment as provided in Section 9 hereof (such shares, as adjusted, shall hereinafter be referred to as the "Shares"). The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Purchase Price. The purchase price of shares of Common Stock covered by the Option will be $1.75 per share, being not less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustment as provided in Section 9 hereof.

     3. Exercise of Option. The Option shall be exercisable on the terms and conditions hereinafter set forth:

          (a) The Option shall become exercisable cumulatively as to the following amounts of the number of the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to Section 9 hereon), on the dates indicated:

            (i)   as to 12,500 Shares on or after January  14, 2000;

            (ii)  as to 12,500 Shares on or after January  14, 2001;

            (iii) as to 12,500 Shares on or after January  14, 2002; and

            (iv)  as to 12,500 Shares on or after January 14, 2003

          (b) The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Company as provided in Sections 11 and 16 hereof.

     4. Terms of Option. The term of the Option shall be a period of ten (10) years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire at the end of the term set forth in the immediately preceding sentence. The holder of the Option shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the Closing Date (hereinafter defined with respect to such shares pursuant to Section 11 hereof) upon purchase of such shares upon exercise of the Option.

     5. Non-transferability of Option. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and the Option may be exercised during the lifetime of the Employee only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the next preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Company or any Parent or Subsidiary may have under this Agreement or other-wise.

     6. Exercise Upon Cessation of Employment. (a) If the Employee at any time ceases to be an employee of the Company and of any Parent or Subsidiary by reason of his discharge for Good Cause the Option shall forthwith terminate and the Employee shall forfeit all rights hereunder. If, however, the Employee for any other reason (other than disability or death) ceases to be such an employee, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised by the Employee to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option on the day next preceding the date of such cessation of employment, at any time within three (3) months after such cessation of employment, at the end of which period the Option to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder, even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. In no event, however, may the Option be exercised after the expi-ration of the term provided in Section 4 hereof.

          (b) The Option shall not be affected by any change of duties or position of the Employee so long as he continues to be an mployee of the Company or any subsidiary thereof. If the Employee is granted a temporary leave of absence, such leave of absence shall be deemed a continuation of his employment by the Company or any subsidiary thereof for the purpose of this Agreement, but only if and so long as the employing corporation consents thereto.

     7. Exercise Upon Death or Disability. (a) If the Employee dies while he is employed by the Company or by any Parent or Subsidiary (or within three (3) months after his termination of employment other than for Good Cause), and on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised with respect to the shares of Common Stock as to which the deceased Employee had not exercised the Option at the time of his death (and only to the extent the Option was exercisable at the date of his death), by the estate of the Employee (or by the person or persons who
     acquire  the  right  to  exercise  the  Option  by   written
     designation of the Employee) at any time within the period ending one (1) year after the death of the Employee, at the end of which period the Option, to the extent not them
     exercised,   shall  terminate   and   the  estate  or  other
     beneficiaries shall forfeit all rights hereunder. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

          (b) In the event that the employment of the Employee by the Company and any Parent or Subsidiary is terminated by reason of the Disability of the Employee on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised with respect to the shares of Common Stock as to which he had not exer-cised the Option at the time of his Disability (and only to the extent the Option was exercisable at the date of such termination of employment) by the Employee at any time within the period ending one (1) year after the date of such termination of employment, at the end of which period the Option, to the extend not then exercised, shall terminate and the Employee shall forfeit all rights hereunder even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

     8. Limitation of Exercisabililty. To the extent the aggre-gate of the (a) Fair Market Value of Common Stock (determined as of the date of this Agreement) subject to purchase under this Option and (b) the fair market values (determined as of the appropriate date(s) of grant) of all other shares of stock subject to incentive stock options granted to the Employee by the Company or any Parent or Sub-sidiary, which are exercisable for the first time by any individual during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of stock shall not be deemed to be purchased pursuant to incentive stock options. The terms of the immediately preceding sentence shall be applied by taking options into account i the order in which they are granted.

     9. Adjustments. In the event there is any change in the Common Stock of the Company by reason of any reorganization, re-capitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to this Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted; provided, however, that no such adjustment shall be made so as to deem such modification, extension or renewal of the Option as the issuance of a new option under Section 424(h) of the Code, or so as to prevent the Company or any other corporation or subsidiary thereof, if the Employee shall be-come employed by such corporation by reason of the transac-tion in respect of which such adjustment is made, from being a corporation issuing or assuming the Option in a transac-tion to which Section 424(a) of the Code applies.

     10. Registration. The shares of Common Stock subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Employee will give a representation as to his investment in-tent with respect to such shares prior to their issuance as set forth in Section 11 hereof.

     The Company may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

     11. Method of Exercise of Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice (in the manner set forth in Exhibit A hereto) and payment to the Company in accordance with the procedure prescribed herein. Each such notice shall:

          (i) state the election to exercise the Option and the number of Shares in respect of which it is being exercised;

          (ii)  contain  a  representation  and  agreement  as to
          investment  intent,  if  required  by  counsel  to  the
          Company   with   respect   to   such  Shares,  in  form
          satisfactory to counsel for the Company.

          (iii) be signed by the Employee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Employee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

          (iv) be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company's executive office in Hope Hull, Alabama, then such written notice must be received at such office on or before the last regular business day prior to such date of expiration.

          (b) Upon receipt of such notice, the Company shall specify, by written notice to the Employee or to the person or persons exercising the Option, a date and time (such date and time being herein called the "Closing Date") and place for payment of the full pur-chase price of such Shares. The Closing Date shall not be more than fifteen days from the date the notice of exercise is received by the Company unless another date is agreed upon by the Company and the Employee or the person or persons exercising the Option or is required upon advice of counsel for the Company in order to meet the requirements of Section 12 hereof.

          (c)  Payment  of  the  purchase  price of any shares of
          Common Stock,   in respect of which the Option shall be
          exercised, shall be made by the Employee or such person or persons at the place specified by the Company on or before the Closing Date by delivering to the Company (i) a certified or bank cashier's check payable to the order of the Company, or (ii) properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company or (iii) any combination of
          (i) and (ii).

          (d) The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this
          Section 11 and the provisions of Section 12 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the notice of exercise of the Option was received by the Company. Anything in this Agreement to the con-trary notwithstanding, any notice of exercise given pursuant to the provisions of this Section 11 shall be void and of no effect if all the preceding provisions of this Section 11 and the provisions of Section 1 shall not have been complied with.

          (e) The certificate or certificates for shares of Com-mon Stock as to which the Option shall be exercised will be registered in the name of the Employee (or in the name of the Employee's estate or other beneficiary if the Option is exercised after the Employee's death), or
          if the Option is exercised by the Employee   and if the
          Employee so requests in the notice exercising the Option, will be registered in the name of the Employee and another person jointly, with right of survivorship and will be delivered on the Closing Date to the Employee at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement.

          (f) If the Employee fails to accept delivery of and pay for all or any part of the number of Shares specified in such notice upon tender or delivery thereof on the Closing Date, his right to exercise the Option with re-spect to such undelivered Shares may be terminated in the sole discretion of the Board of Directors of the Company. The Option may be exercised only with respect to full Shares.

          (g)  The  Company  shall  not  be  required to issue or
          deliver any   certificate or certificates for shares of
          its Common Stock purchased upon the exercise of any part of this Option prior to the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of
          this Option or the transfer of shares thereupon.   Such
          payment shall be made by the Employee in cash or, with the consent of the Company, by tendering to the Company shares of Common Stock equal in value to the amount of
          the  required  withholding.    In  the alternative, the
          Company may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Employee pursuant to an exercise of this Option a number of shares of Common Stock equal in value to the amount of the required withholding.

     12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

     13. Resale of Common Stock. (a) If so requested by the Company, upon any sale or transfer of the Common Stock pur-chased upon exercise of the Option, the Employee shall deli-ver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act of 1933, as amended and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the pur-chaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold with out violating Section 5 of said Act.

          b) The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

               THE  SHARES  EVIDENCED BY THIS CERTIFICATE
               MAY  NOT  BE  SOLD, TRANSFERRED,  PLEDGED,
               HYPOTHECATED  OR  OTHERWISE  DISPOSED   OF
               UNLESS  THEY  HAVE FIRST  BEEN  REGISTERED
               UNDER  THE  SECURITIES  ACT  OF  1933,  AS
               AMENDED,  OR  UNLESS, IN  THE  OPINION  OF
               COUNSEL FOR THE COMPANY, SUCH REGISTRATION
               IS NOT REQUIRED.

     14. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

     15. Limitation of Action. The Employee and the Company each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a Parent or Subsidiary, on the one hand, or against the Employee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     16.  Notices.   Each notice relating to this Agreement shall
          be in writing and delivered in person or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at 500 Richardson Road South, Hope Hull, Alabama 36043, Attn:
          Secretary.    All  notices  to  the  Employee  shall be
          addressed to the Employee or such other person or persons at the Employee's address above specified. Anyone to whom a notice may be given under this Agree-ment may designate a new address by notice to that effect.

     17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Employee and all rights granted to the Company under this Agreement shall be binding upon the Employee's heirs, legal representatives and successors.

     18. Severability. In the event that any one or more provi-sions of this Agreement shall be deemed to be illegal
          or unenforceable,   such illegality or unenforceability
          shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

     19. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of New York.

     20.  Disposition of Shares.   By  accepting  this Agreement,
          the  Employee  agrees  that  in the event that he shall
          dispose (whether   by sale, exchange, gift, or any like
          transfer) of any shares of  Common Stock of the Company
          (to the extent such shares are deemed   to be purchased
          pursuant to an incentive stock option) acquired by him pursuant hereto within two years of the date of grant of this Option or within one year after the acquisition of
          such  shares  pursuant  hereto,   he  will  notify  the
          secretary of the Company no later than 15 days from the date of such disposition of the date or dates and the number of shares disposed of by him and the considera-tion received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the
          purpose  of  satisfying  its  liability,  if  any,   to
          withhold federal, state or local income or earnings tax
          or  any  other  applicable  tax  or  assessment   (plus
          interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

     21. Acknowledge of Employee. The Employee represented and agrees that as of the date of grant of this Option, he does not own (within the meaning of Section 422(b)(6) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any Parent or Subsidiary.

     22. Employment. Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Employee and the Company or any Parent or Subsidiary, (b) as a right of the Employee to be continued in the employ of the Company or any Parent or Subsidiary, or (c) as a limitation of the right of the Company or any Parent or Subsidiary to d ischarge the Employee at any time, with or without cause.

     23.  Definitions.   Unless  otherwise  defined  herein,  all
          capitalized terms shall have the same definitions as set forth under the Plan.

     24. Incorporation of Terms of Plan. This agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President, its Chairman of the Board or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Employee has hereunto set his hand all as of the date, month and year first above written.



                                   MILTOPE GROUP INC.



                                   By: /s/ Tom B. Dake
                                      ----------------------------
                                        Name:  Tom B. Dake
                                        Title: Vice President and
                                               Chief Financial Officer


                                       /s/ Thomas R. Dickinson
                                      ----------------------------
                                          Thomas  R. Dickinson

                                               XXX-XX-XXXX
                                      ----------------------------
                                          Social Security Number

ATTEST:

/S/ Ed Crowell
-------------------------------
Ed Crowell, Assistant Secretary